Exhibit 10.20

Credit Suisse	Morgan Stanley Senior Funding, Inc.	Banc of America Securities LLC
Credit Suisse Securities (USA) LLC	1585 Broadway	Banc of America Bridge LLC
Eleven Madison Avenue	New York, New York 10036	Bank of America, N.A.
New York, New York 10010		9 West 57th Street
New York, NY 10019

CONFIDENTIAL

February 7, 2008

Intelsat (Bermuda), Ltd.

Wellesley House North, 2nd Floor

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Attention: General Counsel

Amended and Restated Amendment to

Commitment Letter, Fee Letter and Engagement Letter

Ladies and Gentlemen:

Reference is hereby made to (a) that certain Commitment Letter, dated as of June 19, 2007 (the “Commitment Letter”), among (i) Serafina Acquisition Limited, a Bermuda exempted company (“you”), (ii) Credit Suisse (together with its affiliates, “CS”), Banc of America, N.A. (“BoA”), Banc of America Bridge LLC (“BoA Bridge”) and Morgan Stanley Senior Funding, Inc. (“MSSF”), as initial lenders (collectively, in such capacity, the “Initial Banks” and each a “Bank”), and (iii) Credit Suisse Securities (USA) LLC (“Credit Suisse”), MSSF and Banc of America Securities LLC (“BAS”), as the joint lead arrangers (collectively, in such capacity, the “Lead Arrangers”), (b) that certain Fee Letter, dated as of June 19, 2007 (the “Fee Letter”), among you, the Initial Banks and the Lead Arrangers, and (c) that certain Engagement Letter, dated as of June 19, 2007 (the “Engagement Letter”, among you and the Lead Arrangers and (d) that certain Amendment to the Commitment Letter, Fee Letter and Engagement Letter, dated February 4, 2008 (including the exhibits and annexes thereto, the “Original Amendment” and, together with the Commitment Letter, the Fee Letter and the Engagement Letter, the “Existing Commitment Papers”). This Amended and Restated Amendment to the Commitment Letter, Fee Letter and Engagement Letter (including the exhibits and annexes hereto, the “Amendment”) amends and supplements the Existing Commitment Papers on the terms set forth in this Amendment. Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter and Fee Letter. All references to “dollars” or “$” in this letter agreement and the attachments hereto are references to United States dollars.

1.	Amendments to Existing Commitment Papers.

You and we agree, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, to effect the changes to the Existing Commitment Papers set forth in this Amendment, which, to the extent they conflict with or are inconsistent with any provision in the Existing Commitment Papers, supersede the terms in the Existing Commitment Papers.

2.	Definitive Documentation.

You and we agree that,

(a) the definitive documentation for “Amendment No. 3 to Credit Agreement and Appointment of Administrative Agent” is attached hereto as Exhibit A-1 (the “Sub Holdco Credit Facility Amendment”);

(b) the definitive documentation for “Amendment No. 2 to Credit Agreement and Appointment of Administrative Agent” is attached hereto as Exhibit A-2 (the “Intelsat Corp Credit Facility Amendment” and, together with the Sub Holdco Credit Facility Amendment, the “Credit Facility Amendments”);

(c) on the Closing Date, the Initial Banks shall pay to you (or to such person as you may direct) in immediately available funds the amount set forth on Annex I, which represents that portion payable by the Lead Arrangers of the aggregate consent fees payable to the lenders under the Existing Sub Holdco Credit Facilities and the Existing Corp Secured Credit Facilities in connection with the Credit Facility Amendments;

(d) the definitive documentation for the Senior Bridge Facility is attached hereto as Exhibit B (with such changes as are mutually agreed by the parties hereto in good faith);

(e) the definitive documentation for the Senior PIK Bridge Facility is attached hereto as Exhibit C (with such changes as are mutually agreed by the parties hereto in good faith);

(f) the definitive documentation for the 11-1/4% Note Facility is attached hereto as Exhibit D (with such changes as are mutually agreed by the parties hereto in good faith);

(g) the definitive documentation for each Backstop Change of Control Facility described in Annex IV to the Commitment Letter (including, without limitation, the 9-1/4% Note Facility, Intermediate Holdco Note Facility, Sub Holdco Note Facility and Intelsat Corp Note Facility) shall be identical to the definitive documentation for the 11-1/4% Note Facility attached hereto as Exhibit D, subject to the provisions set forth on Annex III;

(h) the definitive documentation for the Bermuda Unsecured Credit Facility is attached hereto as Exhibit E (with such changes as are mutually agreed by the parties hereto in good faith); and

(i) the Interim Loan Agreement shall not be used as definitive documentation for, or to finance, any of the Facilities.

3.	Conditions Precedent.

You and we agree that,

(a) each of the conditions set forth in Sections 3, 5 and 7 of the Conditions Annex of the Commitment Letter have been either satisfied on or before the date hereof or are hereby waived by you;

(b) the condition set forth in Section 2 of the Conditions Annex of the Commitment Letter shall be deemed to be satisfied upon the receipt by Serafina Holdings of no less than $1,375,000,000 (as such number may be reduced by up to $70,000,000 to the extent that funds advised by the Initial Banks do not fund their equity commitments) in cash from the issuance of new equity interests to the investors party to that certain equity commitment letter agreement, dated as of September 5, 2007 (which restates and supersedes the equity commitment letter agreement dated as of June 19, 2007), among Serafina Holdings, the Borrower and the investors named therein, as such letter agreement may be amended by joinder agreements executed on or prior to the Closing Date without reducing the aggregate amounts of all commitments thereunder (the “Equity Commitment Letter”);

(c) the condition set forth in Sections 4 of the Conditions Annex of the Commitment Letter shall be deemed to be satisfied upon the delivery to the administrative agent under the Bridge Facilities of a solvency certificate (in form attached hereto as Exhibit H) from an officer of the Borrower certifying the solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions; and

(d) with respect to the funding of Bridge Facilities on the date hereof, the payment on or promptly following the consummation of the Acquisition of the fees and expenses identified on the Funds Flow Memo (attached hereto as Exhibit G) shall satisfy the condition set forth in Section 6 of the Conditions Annex of the Commitment Letter.

You and we further agree that the only conditions to funding with respect to the Facilities are the Conditions. Each Initial Bank acknowledges and agrees (i) that it intends to and shall fund the Bridge Facilities on February 4, 2008 subject solely to the satisfaction of the Conditions and (ii) that, based upon the information provided to such Initial Bank as of the date hereof, it has no knowledge of any fact or circumstance in existence as of the date hereof that has resulted, or could reasonably be expected to result, in any Condition not being capable of being satisfied on or prior to February 4, 2008. You and we further agree that the fees and expenses set forth on Exhibit G-1 shall be paid as set forth on Exhibit G-1 with respect to the funding of the Bridge Facilities on the date hereof.

4.	Termination of Commitments.

Notwithstanding anything to the contrary in the Commitment Letter, each party hereto agrees that (a) the Commitments with respect to each Facility described in Annex IV or Annex V to the Commitment Letter will terminate on the last date upon which the corresponding Change of Control Offer is required to be consummated pursuant to the terms of the applicable security pursuant to which such Change of Control Offer is required, and (b) the Commitments with respect to the Bermuda Unsecured Credit Facility will terminate on the last date upon which the borrower thereunder is required to consummate an offer to prepay pursuant to the terms of the Existing Bermuda Credit Agreement.

5.	Consent Solicitations.

Our agreements with respect to any consent solicitations are set forth on Annex IV.

6.	Consent.

Each Initial Bank consents to the amendment and supplement of the Existing Commitment Papers to include the additions, changes and amendments to the Facilities contemplated by this Amendment (including the exhibits hereto).

The parties hereto acknowledge and agree that (a) this Amendment does not amend the terms and conditions of the Existing Commitment Papers, which remain in full force and effect prior to and after giving effect to this Amendment, other than as expressly set forth herein, and (b) this Amendment does not add any condition to funding with respect to the Facilities that is not expressly set forth in the Existing Commitment Papers.

7.	Fees.

As consideration for the Commitments of the Initial Banks and their agreements to perform the services described in the Commitment Letter (as amended hereby), you hereby agree to pay to the Initial Banks the fees set forth in Fee Letter. Notwithstanding anything to the contrary set forth in the Existing Commitment Papers, you and we hereby agree that the Acquired Business shall be permitted to draw upon its revolving credit facilities (including the Intelsat Corp Revolving Credit Facility and Sub Holdco Revolving Loan Facility) to pay costs, fees and expenses related to the Transactions and the other transactions contemplated hereby.

You and we further agree to issue to the Borrower (or to one or more of its subsidiaries) US dollar swap containing the terms set forth on Exhibit F.

8.	Morgan Stanley Bank.

Morgan Stanley Bank, 1585 Broadway, New York, New York 10031 shall be added to the Commitment Letter as an initial lender (and, in such capacity as an Initial Bank and a Bank) and a signatory with respect to certain of the Facilities.

9.	Entire Agreement.

This Amendment and the Existing Commitment Papers constitute the entire agreement between the parties relative to the subject matter hereof. Any previous agreement or communications (oral or written) among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Amendment and the Existing Commitment Papers.

10.	Governing Law, Etc.

This Amendment may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each party hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic photocopy (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment. Headings are for convenience only. This Amendment is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AMENDMENT IS HEREBY WAIVED. THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK (AND APPELLATE COURTS THEREOF) IN CONNECTION WITH ANY DISPUTE RELATED TO THIS COMMITMENT LETTER OR ANY OF THE MATTERS CONTEMPLATED HEREBY. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to any other party hereto shall be effective service of process against such other party for any action, suit or other proceeding relating to any such dispute. The parties hereto irrevocably and unconditionally waive any objection to the laying of such venue of any such action, suit or other proceeding brought in any such court and any claim that any such action, suit or other proceeding has been brought in an inconvenient forum. A final judgment in any such action, suit or other proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the party against whom judgment has been rendered is or may be subject by suit upon judgment.

11.	Assignment.

The Banks hereby consent to the assignment of all or any part of the Existing Commitment Papers (as amended by this Amendment) and the Commitments of the Banks to any of your direct or indirect wholly owned subsidiaries that is an issuer of Existing Notes after giving effect to the Transactions.

12.	Conclusion.

Please indicate your acceptance of the terms of this Amendment by returning to us (electronically or otherwise) executed counterparts of this Amendment not later than 5:00 p.m., New York City time, on February 7, 2008.

[signature page follows]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

BANC OF AMERICA BRIDGE LLC

By:
Name:
Title:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:
Title:

MORGAN STANLEY BANK

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

SERAFINA ACQUISITION LIMITED

By:	Intelsat (Bermuda), Ltd.
Name:
Title: